EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Fourth Quarter Diluted Net Income Per Share of $0.02 and Adjusted Diluted Net Income Per Share of $0.06

HUNTINGTON BEACH, Calif., Feb. 19, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for its fourth quarter and full-year 2013 that ended on Tuesday, December 31, 2013.

Fourth Quarter 2013 Highlights:

  Total revenues increased 8.1% to $199.8 million
  Total restaurant operating weeks increased 12%
  Six new restaurants opened
  Comparable restaurant sales decreased 2.7%
  Net income and diluted net income per share were $0.5 million and $0.02, respectively
  Excluding the net impact of $1.8 million of certain charges, or $0.04 diluted net income per share (described below), non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share were $1.7 million and $0.06, respectively.

Results for fourth quarter 2013 include pre-tax charges totaling approximately $3.9 million, or $0.11 diluted net income per share, related to a non-cash impairment charge for one of our restaurants, a Texas Alcoholic Beverage Commission settlement related to our beer model, the estimated cost to settle a California sales tax audit, and employee severance charges. These charges were partially offset by a tax benefit of approximately $2.1 million, or $0.07 diluted net income per share, resulting from lower than expected pre-tax earnings for the full year, and the above charges recorded in the fourth quarter.

Full-year 2013 Highlights:

  Total revenues increased 9.4% to $775.1 million
  Total restaurant operating weeks increased 12%
  17 new restaurants opened
  Comparable restaurant sales decreased 1.1%
  Net income and diluted net income per share were $21.0 million and $0.73, respectively
  Excluding the net impact of $4.3 million of certain pre-tax charges, or $0.12 diluted net income per share (described below), non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share were $24.6 million and $0.85, respectively.

Results for full-year 2013 include pre-tax charges totaling approximately $4.3 million, or $0.12 diluted net income per share, related to the fourth quarter charges described above and charges related to the closure and relocation of our smaller format restaurant in Eugene, Oregon in the second quarter.

"It has been widely reported that the 2013 holiday selling season was challenging for restaurants, retailers and other consumer-reliant businesses. As indicated when we announced preliminary fourth quarter results last month, our results reflect macro-economic trends, promotional activities we implemented to address the challenging business environment, and the impact of weather on certain of our markets," commented Greg Trojan, President and CEO. "Notwithstanding the weather, calendar, promotional environment and other industry-wide traffic headwinds, BJ's fourth quarter guest traffic continued to outperform the average of our casual dining peers in the Knapp Track report. Additionally, our average annual restaurant sales volume of $5.7 million continues to be among the highest in casual dining. Our ability to consistently generate strong restaurant sales levels on a $14 average check speaks to the quality of our food offerings and BJ's brand and concept appeal with guests."

"We are implementing a strategic plan to re-ignite comparable restaurant sales with focused initiatives in the areas of affordability, food quality and innovation, speed and branding. Our new menu launch begins next week and will be supported by a comprehensive, integrated branding campaign including print, digital, social media and TV which will commence in March. In addition to our new menu and brand messaging, over the last several months we have been testing a mobile 'pay at the table' offering that we believe is unique to the industry. Our technology solution allows our guests to use their smartphone, tablet or other mobile device to pay their bill at any time during the dining experience. Further addressing guests' preference for high quality food and faster service, in the second half of 2014, we will launch a mobile 'order ahead' option for our dine-in guests. Our 'order ahead' initiative also allows guests to use any of their existing mobile devices, thus eliminating the need for BJ's to invest in tablets or consumer facing hardware that can quickly become obsolete. We believe mobile 'pay at the table' and 'order ahead' can help increase throughput and average check, and most importantly improve the overall guest experience at BJ's."

The Company opened 17 new restaurants in 2013, including the relocation of an existing restaurant. Six of the new restaurants opened during the fourth quarter of 2013. "Last year we opened our first new restaurants in the Mid-Atlantic region in Virginia and Maryland and we plan to open more restaurants in this area over the next several years as these are untapped markets for BJ's and our initial openings were received favorably by guests," added Trojan. "Our pipeline for 2014 is very solid and consists of new restaurants in the Mid-Atlantic, Florida and Texas areas as we continue our clustering strategy to improve our brand awareness, supply chain and marketing efficiency."

"With only 147 restaurants open as of today, and with estimated room domestically for at least 425 BJ's restaurants, we have many years of solid expansion opportunities ahead.  We continue to believe that BJ's four-wall unit economics are sound and clearly support capital investments in new restaurants.  Our strong average annual unit sales volume of $5.7 million continues to rank BJ's in the top quartile of public casual dining companies.  Additionally, the majority of our planned 2014 new restaurant openings will be based on BJ's new 7,400 square foot prototype, which is expected to cost approximately $1 million less than our current prototype while achieving similar sales productivity, thus providing a solid opportunity to expand returns on invested capital. Our objective has always been to implement and execute an operational and financial strategy that represents the best option to build value over the long term for the BJ's concept and brand and – most importantly – for our shareholders, and we continue to evaluate all options available to the Company," concluded Trojan.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its fourth quarter and full-year 2013 earnings release today, February 19, 2014, at 2:00 p.m. (Pacific Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the "Investors" page of the Company's website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

BJ's Restaurants, Inc. currently owns and operates 147 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 147 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Full-Year Ended
	December 31, 2013		January 1, 2013		December 31, 2013		January 1, 2013
Revenues	$199,768	100.0%	$184,805	100.0%	$775,125	100.0%	$708,325	100.0%
Costs and expenses:
Cost of sales	50,499	25.3	46,166	25.0	191,891	24.8	175,636	24.8
Labor and benefits	72,344	36.2	63,392	34.3	273,458	35.3	245,078	34.6
Occupancy and operating	46,723	23.4	40,166	21.7	173,981	22.4	150,312	21.2
General and administrative	12,414	6.2	12,792	6.9	49,105	6.3	45,131	6.4
Depreciation and amortization	13,133	6.6	11,199	6.1	49,007	6.3	41,347	5.8
Restaurant opening	2,847	1.4	2,399	1.3	9,132	1.2	8,440	1.2
Loss on disposal of assets & impairments	3,231	1.7	106	0.1	3,879	0.5	557	0.1
Legal and other settlements	812	0.4	609	0.3	812	0.1	959	0.1
Total costs and expenses	202,003	101.1	176,829	95.7	751,265	96.9	667,460	94.2
(Loss)/income from operations	(2,235)	(1.1)	7,976	4.3	23,860	3.1	40,865	5.8

Other income (expense):
Interest income, net	17	--	52	--	133	--	222	--
Gain on investment settlement	--	--	508	0.3	--	--	797	0.1
Other income, net	281	0.1	144	0.1	1,019	0.1	772	0.1
Total other income	298	0.1	704	0.4	1,152	0.1	1,791	0.3
(Loss)/income before income taxes	(1,937)	(1.0)	8,680	4.7	25,012	3.2	42,656	6.0

Income tax (benefit) expense	(2,441)	(1.2)	1,692	0.9	3,990	0.5	11,247	1.6

Net income	$504	0.3%	$6,988	3.8%	$21,022	2.7%	$31,409	4.4%

Net income per share:
Basic	$0.02		$0.25		$0.75		$1.12

Diluted	$0.02		$0.24		$0.73		$1.09

Weighted average number of shares outstanding:
Basic	28,254		28,046		28,194		27,994

Diluted	28,883		28,821		28,895		28,857

Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Unaudited Consolidated Balance Sheet Information
(Dollars in thousands)
	December 31,	January 1,
	2013	2013
Cash, cash equivalents and short-term marketable securities	$30,983	$33,390
Long-term marketable securities	$1,803	$7,534
Total assets	$619,698	$566,876
Total long-term debt, including current portion	$ --	$ --
Shareholders' equity	$401,436	$371,834

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Full-Year Ended
	December 31, 2013		January 1, 2013		December 31, 2013		January 1, 2013
Stock-based compensation (1)
Labor and benefits	$309	0.2%	$381	0.2%	$1,341	0.2%	$1,255	0.2%
General and administrative	778	0.4	962	0.5	3,077	0.4	3,330	0.5
Total stock-based compensation	$1,087	0.6%	$1,343	0.7%	$4,418	0.6%	$4,585	0.7%

Operating Data
Comparable restaurant sales % change	(2.7%)		3.0%		(1.1%)		3.2%
Restaurants opened during period	6		5		17		16
Restaurants open at period-end	146		130		146		130
Restaurant operating weeks	1,875		1,673		7,066		6,325

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for fourth quarter and full-year 2013 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the fourth quarter 2013, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the non-cash impairment charge for one of our restaurants, a Texas Alcoholic Beverage Commission settlement related to our beer model, the estimated cost to settle a California sales tax audit, employee severance charges and a favorable tax benefit. For the fourth quarter 2012, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes an estimated charge to settle a California sales tax audit, CEO transition costs and a gain pursuant to the settlement agreement with the Company's former broker-dealer for its auction rate securities portfolio that was fully liquidated in December 2009.

For the full-year 2013, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share exclude the non-cash impairment charge for one of our restaurants, the write-off of the remaining net book value of assets and other costs related to the closure and relocation of our smaller format restaurant in Eugene, Oregon, a Texas Alcoholic Beverage Commission settlement related to our beer model, the estimated cost to settle a California sales tax audit and employee severance charges. For the full-year 2012, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share exclude the effect from the settlement of a trademark infringement claim, an estimated charge to settle a California sales tax audit, the write-off of the remaining net book value of assets and other costs related to the closure and relocation of our smaller format restaurant in Boulder, Colorado, CEO transition costs and a gain pursuant to the settlement agreement with the Company's former broker-dealer for its auction rate securities portfolio that was fully liquidated in December 2009. The Company believes that presentation of measures of net income and basic and diluted net income per share that excludes these items assists management and investors in evaluating the period-over-period performance of the Company's ongoing core business operations because these items are generally considered non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share that excludes such items is useful to management and investors in evaluating the performance of the Company's ongoing core business on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fourth Quarter Ended
	December 31, 2013			January 1, 2013
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$504	0.3%	$0.02	$6,988	3.8%	$0.24
Legal and other settlements	812	0.4	0.03	609	0.3	0.02
Loss on restaurant closure or impairment	3,124	1.6	0.11	--	--	--
Gain on investment settlement	--	--	--	(508)	(0.3)	(0.02)
CEO transition cost (1)	--	--	--	786	0.4	0.03
Income tax benefit from lower rate (2)	(2,131)	(1.1)	(0.07)	--	--	--
Tax effect - legal and other settlements (3)	(130)	(0.1)	--	(161)	(0.1)	(0.01)
Tax effect - loss on restaurant closure or impairment (3)	(500)	(0.3)	(0.02)	--	--	--
Tax effect - gain on investment settlement (3)	--	--	--	134	0.1	--
Tax effect -- CEO transition costs (3)	--	--	--	(208)	(0.1)	(0.01)
Non-GAAP adjusted net income & diluted net income per share	$1,679	0.8%	$0.06	$7,640	4.1%	$0.27

	Full-Year Ended
	December 31, 2013			January 1, 2013
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$21,022	2.7%	$0.73	$31,409	4.4%	$1.09
Legal and other settlements	812	0.1	0.03	959	0.1	0.03
Loss on restaurant closure or impairment	3,450	0.4	0.12	302	--	0.01
Gain on investment settlement	--	--	--	(797)	(0.1)	(0.03)
CEO transition cost (1)	--	--	--	786	0.1	0.03
Tax effect - legal and other settlements (3)	(130)	--	--	(253)	--	(0.01)
Tax effect - loss on restaurant closure or impairment (3)	(552)	(0.1)	(0.02)	(80)	--	--
Tax effect - gain on investment settlement (3)	--	--	--	210	--	0.01
Tax effect -- CEO transition costs (3)	--	--	--	(208)	--	(0.01)
Non-GAAP adjusted net income & diluted net income per share	$24,602	3.2%	$0.85	$32,328	4.6%	$1.12

Per share amounts and percentages reflected above may not reconcile due to rounding.

Percentages represent percent of total revenues.

(1) Included in general and administrative expenses.

(2) The Company received a $2.4 million tax benefit in the fourth quarter. The tax benefit has been adjusted to equal the Company's annual effective tax rate of 16.0% for fourth quarter presentation purposes only.

(3) The tax effect is based on the Company's annual effective tax rate of 16.0% for 2013, and 26.4% for 2012.

CONTACT: Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400